EXHIBIT 10.2

***TEXT OMITTED AND FILED SEPARATELY
CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. SECTIONS 200.80 (b)(4),
200.83 AND 240.24b-2


                   FIRST AMENDMENT TO THE AGREEMENT RESPECTING
                         MODIFIED VERSION OF DESKTOP DNA
                             (Executed October 2000)

     This first Amendment ("Amendment") to the Agreement Respecting Modified Version of Desktop DNA entered into between Miramar Systems, Inc. and Previo, Inc. of October 2000 ("Original Agreement") contains the following new provisions. All other terms and conditions of the Original Agreement are deemed unmodified and remain in full force and effect.


The parties hereby agree to the following:

Add to SECTION 3.4. PAYMENTS FOR DEVELOPMENT OF THE MODIFIED PRODUCT, the following:

            3.4.4 Previo shall pay an additional [***...***] to Miramar as a fee for nonrecurring engineering of the Modified Product (the " Additional NRE Fee") provided that Miramar adheres to the milestone delivery schedule ("Milestone Schedule") as set forth below, with specific dates as set forth in the attached Shared Schedule dated 1/29 (Schedule 1-A). If Miramar is unable to adhere to the Milestone Schedule and that failure is not as a result of Previo's failure to provide Miramar with the requisite preceding dependencies on time, then the Additional NRE Fee, although still payable by Previo according to the schedule set forth below, will serve to satisfy the prepaid royalty obligations as set forth in Schedule 3 of the Original Agreement on a dollar for dollar basis according to the formula as set forth below. The Milestone Schedule and associated Additional NRE Fee payment schedule shall be as follows:

            3.4.4.1 [***...***] shall be payable upon delivery of Alpha 1 version of the Modified Product (line 40 of attached Shared Schedule);

            3.4.4.2 [***...***] shall be payable upon delivery by Miramar of the branded feature complete beta version of the Modified Product (line 48 of Shared Schedule);

            3.4.4.3 [***...***] shall be payable upon delivery of demo version of Modified Product (demo version is created by Previo testing the 3.4.4.2 software against a pre-defined demo script and Miramar fixing any blocking bugs) (line 53 of Shared Schedule);

            3.4.4.4 [***...***] shall be payable upon delivery of the External
                    Beta version of the Modified Product (line 55 of Shared Schedule); and

            3.4.4.5 [***...***] shall be payable upon the Acceptance Date (line
                    74 of Shared Schedule).


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The formula for the conversion of the Additional NRE Fee to prepaid royalties when Milestone Schedule dates are missed by Miramar is as follows:

            One week delay - [***...***] of the NRE converts to prepaid royalty Two weeks delay - [***...***] of the NRE converts to prepaid royalty Three weeks delay - [***...***] of the NRE converts to prepaid royalty
            Four weeks delay - [***...***] of the NRE converts to prepaid royalty

The final determination for the aggregate duration of time for which the Milestone Schedule dates are missed, if at all, will be measured as of the Acceptance Date.

The parties hereby accept these changes as outlined above.

         PREVIO, INC.,                             MIRAMAR SYSTEMS, INC.



By:      /S/ CLIFF FLOWERS                By:        /S/ M. W. STEIN
      ----------------------------              ----------------------------

Printed Name: Cliff Flowers               Printed Name:  M. W. Stein

Title:   CFO                              Title: CFO

Date:  2/8/01                             Date:    2/1/01
      ----------------------------              ----------------------------

                                  SCHEDULE 1-A



                                  [***...***]



                                               *CONFIDENTIAL TREATMENT REQUESTED